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                                                                    EXHIBIT 23.4


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated November 18, 1999 with respect to the consolidated balance sheets of King World Productions, Inc. as of August 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three year period ended August 31, 1999, which report appears in the Form 8-K of CBS Corporation, and to all references to our firm included in this registration statement.



                                        /s/ Arthur Andersen LLP
                                        -----------------------------

New York, New York
December 10, 1999